CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  August 12, 2003

                                           /s/ James M. Seneff, Jr.
                                           -------------------------------------
                                           Name:  James M. Seneff, Jr.
                                           Title:   Chief Executive Officer


                                           A  signed  original  of this  written
                                           statement required by Section 906 has
                                           been provided to CNL Income Fund XII,
                                           Ltd.  and  will  be  retained  by CNL
                                           Income Fund XII,  Ltd. and  furnished
                                           to  the   Securities   and   Exchange
                                           Commission or its staff upon request.